Exhibit 10.2

FIRST AMENDMENT TO OFFICE/RETAIL LEASE
This FIRST AMENDMENT TO OFFICE/RETAIL LEASE (this "First Amendment") is dated for reference purposes as of November 17, 2008, by and between HINES VAF UB PLAZA, L.P., a Delaware limited partnership ("Landlord"), and UNION BANK OF CALIFORNIA, N.A., a national association ("Tenant").
R E C I T A L S :
A.    Landlord and Tenant entered into that certain Office/Retail Lease dated as of October 8, 2008 (the "Lease"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord that certain space as more particularly described in the Lease (the "Existing Premises") in that certain building located at 445 South Figueroa Street, Los Angeles, California 90071 (the "Building").
B.    Tenant has exercised its first Expansion Option pursuant to Section 1.6.1 of the Lease to expand the Existing Premises to include certain space containing approximately 16,287 rentable square feet (as calculated in accordance with 1996 BOMA) and comprising the entire rentable square footage of the twenty-eighth (28th) floor of the Building, as depicted on Exhibit A attached hereto (the "28th Floor Expansion Space").
C.    Landlord and Tenant now desire to amend the Lease to set forth the terms of Tenant's lease of the 28th Floor Expansion Space and modify various terms and provisions of the Lease, all as hereinafter provided.
A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Capitalized Terms. Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this First Amendment shall have the same meaning given such terms in the Lease.
2.    Addition of 28th Floor Expansion Space. The lease term for the 28th Floor Expansion Space (the "28th Floor Expansion Space Term") shall commence upon the CD Date for the 28th Floor Expansion Space (as determined pursuant to Sections 1.6.3 and 1.6.4 of the Lease and the Tenant Work Letter attached to the Lease as it pertains to the 28th Floor Expansion Space, which CD Date shall be determined as if the 28th Floor Expansion Space was a Returned Floor under Section 2.3.2 of the Tenant Work Letter, and shall occur after the expiration of the Construction Period for the 28th Floor Expansion Space [as may be extended for Uncontrollable Delays]) (the "28th Floor Expansion Space Commencement Date") and expire coterminously

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with the Lease Term (as the same may be extended pursuant to Section 2.2 of the Lease or shortened with respect to certain portions of the Premises pursuant to Section 2.4 of the Lease); provided, however, that the Delivery Date for the 28th Floor Expansion Space shall not actually occur until Tenant has received at least fourteen (14) days' prior notice from Landlord that the 28th Floor Expansion Space will be delivered to Tenant in the Delivery Condition for the 28th Floor Expansion Space (as set forth in the Tenant Work Letter attached to the Lease as it pertains to the 28th Floor Expansion Space). The 28th Floor Expansion Space shall be leased on the same terms and conditions set forth in the Lease, subject to the modifications set forth in this First Amendment. Within a reasonable period of time after the 28th Floor Expansion Space Commencement Date, Landlord shall deliver to Tenant an amendment to the Lease, as hereby amended, setting forth, among other things, the actual 28th Floor Expansion Space Commencement Date, which amendment Tenant shall execute and return to Landlord within fifteen (15) days after Tenant's receipt thereof. Effective from and after the 28th Floor Expansion Space Commencement Date, (A) the "Premises" shall mean the Existing Premises and the 28th Floor Expansion Space, and (B) the Premises will contain a total of (1) approximately 326,926 rentable square feet during the remainder of the Initial Period (i.e., 310,639 rentable square feet of the Existing Premises, as calculated pursuant to 1980 Modified BOMA, plus 16,287 rentable square feet of the 28th Floor Expansion Space), and (2) approximately 333,796 rentable square feet during the Extended Term (i.e., 317,509 rentable square feet of the Existing Premises, as calculated pursuant to 1996 BOMA, plus 16,287 rentable square feet of the 28th Floor Expansion Space); provided, however, that if as of the 28th Floor Expansion Space Commencement Date, the 20th Floor Space Commencement Date has previously occurred pursuant to Section 1.4 of the Lease, then the foregoing definition of "Premises" shall be redefined to also include the 20th Floor Space and the rentable square feet of such redefined Premises shall, as of the 28th Floor Expansion Space Commencement Date, contain a total of (x) approximately 343,313 rentable square feet during the remainder of the Initial Period (i.e., 310,639 rentable square feet of the Existing Premises, as calculated pursuant to 1980 Modified BOMA, plus 16,287 rentable square feet of the 28th Floor Expansion Space, plus 16,387 rentable square feet of the 20th Floor Space), and (y) approximately 350,183 rentable square feet during the Extended Term (i.e., 317,509 rentable square feet of the Existing Premises, as calculated pursuant to 1996 BOMA, plus 16,287 rentable square feet of the 28th Floor Expansion Space, plus 16,387 rentable square feet of the 20th Floor Space).

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3.    Base Rent.    From and after the 28th Floor Expansion Space Commencement Date and continuing throughout the 28th Floor Expansion Space Term, the Base Rent payable by Tenant for the 28th Floor Expansion Space shall be calculated separate and apart from the Base Rent payable for the Existing Premises, and shall be as set forth in the following schedule (to the extent applicable):

Portion of 28th Floor Expansion Space Term	Annual Base Rent	Monthly Base Rent	Annual Base Rental Rate Per Rentable Square Foot of the 28th Floor Expansion Space
Portion of 28th Floor Expansion Space Term occurring during calender year 2009	$578,188.50	$48,182.38	$35.50
Portion of 28th Floor Expansion Space Term occurring during calender year 2010	$600,388.82	$50,028.24	$36.86
Portion of 28th Floor Expansion Space Term occurring during calender year 2011 continuing through 1/31/12	$623,466.36	$51,955.53	$38.28
2/1/12 – 1/31/13	$647,408.25	$53,950.69	$39.75
2/1/13 – 1/31/14	$663,532.38	$55,294.37	$40.74
2/1/14 – 1/31/15	$680,145.12	$56,678.76	$41.76
2/1/15 – 1/31/16	$697,246.47	$58,103.87	$42.81
2/1/16 – 1/31/17	$714,673.56	$59,556.13	$43.88
2/1/17 – 1/31/18	$732,426.39	$61,035.53	$44.97
2/1/18 – 1/31/19	$750,830.70	$62,569.23	$46.10
2/1/19 – 1/31/20	$769,560.75	$64,130.06	$47.25
2/1/20 – 1/31/21	$788,779.41	$65,731.62	$48.43
2/1/21 – 1/31/22	$808,486.68	$67,373.89	$49.64

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4.    28th Floor Expansion Space Delivery Condition, New Tenant Improvements and Tenant Improvement Allowance. Landlord shall deliver to Tenant the 28th Floor Expansion Space in the Delivery Condition therefor (it being acknowledged that, pursuant to Section 1 of the Tenant Work Letter attached to the Lease, Landlord shall only be required to perform the Code Compliance Work described in Section 1.3 of the Tenant Work Letter attached to the Lease (and not the work described in Sections 1.1 and 1.2 of the Tenant Work Letter attached to the Lease) with respect to the 28th Floor Expansion Space), and Tenant shall construct the New Tenant Improvements in the 28th Floor Expansion Space, all pursuant to and in accordance with the Tenant Work Letter attached to the Lease as it pertains to the 28th Floor Expansion Space. Tenant shall receive a Tenant Improvement Allowance in an amount up to, but not exceeding, Fifty-Two and 50/100 Dollars ($52.50) per rentable square foot of the 28th Floor Expansion Space as provided in Section 2. 1 of the Tenant Work Letter attached to the Lease. Subject to delays caused by (i) Force Majeure events and/or (ii) the unauthorized holdover by the existing tenant of a portion of the 28th Floor Expansion Space, Landlord shall use commercially reasonable efforts to deliver the 28th Floor Expansion Space to Tenant in tho Delivery Condition therefor on August 1, 2009.
5.    Tenant's Share. During the 28th Floor Expansion Space Term, Tenant's Share of increases in Direct Expenses for the 28th Floor Expansion Space and Tenant's obligation to pay Tenant's Share of increases in Direct Expenses for the 28th Floor Expansion Space shall be calculated separate and apart from the Existing Premises, and shall be as follows: (i) Tenant's Share for the 28th Floor Expansion Space during the Initial Period shall be equal to 2.66% (i.e., 16,287 rentable square feet within the 28th Floor Expansion Space/613,235 rentable square feet within the Building [including the retail/office tower portion of the Building and the existing retail portion of the Real Property located outside the retail/office tower portion of the Building]), and (ii) Tenant's Share for the 28th Floor Expansion Space during the Extended Term shall be equal to 2.68% (i.e., 16,287 rentable square feet within the 28th Floor Expansion Space/607,517 rentable square feet in the Building [excluding the existing retail portion of the Real Property located outside the retail/office tower portion of the Building]).
6.    28th Floor Expansion Space Annual Direct Expense Allowance. If (i) the 28th Floor Expansion Space Commencement Date occurs during the calendar year 2009, the Annual Direct Expense Allowance for the 28th Floor Expansion Space shall, during the period from the 28th Floor Expansion Space Commencement Date through the end of the Initial Period, be the amount of Direct Expenses for the calendar year 2009 calculated in accordance with Section 4,2 of the Lease, (ii) the 28th Floor Expansion Space Commencement Date occurs during the calendar year 2010, the Annual Direct Expense Allowance for the 28th Floor Expansion Space shall, during the period from the 28th Floor Expansion Space Commencement Date through the end of the Initial Period, be the amount of Direct Expenses for the calendar year 2010 calculated in accordance with Section 4.2 of the Lease, and (iii) the 28th Floor Expansion Space Commencement Date occurs during the period from January 1, 2011 through and including January 31, 2012, the Annual Direct Expense Allowance for the 28th Floor Expansion Space shall, during the period from the 28th Floor Expansion Space Commencement Date through the end of the Initial Period, be the amount of Direct Expenses for the calendar year 2011 calculated in accordance with Section 4.2 of the Lease, During the Extended Term (i.e., from and after February 1, 2012), the Annual Direct Expense Allowance for the 28th Floor Expansion Space

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shall be the amount of Direct Expenses for the calendar year 2012 calculated in accordance with Section 4.2 of the Lease.
7.    28th Floor Expansion Space Additional Building Parking Area Passes. From and after the 28th Floor Expansion Space Commencement Date, as a result of the addition of the 28th Floor Expansion Space to the Existing Premises, in addition to its obligation to rent and pay for 453 Building Parking Area Passes as set forth in Section 28.1.1 of the Lease, Tenant shall rent and pay for an additional twenty-four (24) Building Parking Area Passes (i.e., 1.45 Building Parking Area Passes per 1,000 rentable square feet of the 28th Floor Expansion Space), subject to the terms and conditions set forth in the Lease, as hereby amended (including, without limitation, the reduction provisions of 28.1.3 of the Lease and the provisions of Section 28.3 regarding parking charges), Such additional twenty-four (24) Building Parking Area Passes shall consist of three (3) executive reserved spaces (i.e., 13.25% of such additional Building Parking Area Passes), six (6) non-executive reserved spaces (i.e., 24.50% of such additional Building Parking Area Passes), and fifteen (15) unreserved passes (i.e., 62.25% of such additional Building Parking Area Passes).
8.    Brokers. Landlord and Tenant hereby represent and warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment other than Cushman & Wakefield, Inc., representing Tenant, and Hines Interests Limited Partnership, representing Landlord (collectively, the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment. Landlord shall be solely responsible for the payment of brokerage commissions to the Brokers with respect to this First Amendment pursuant to separate agreements between Landlord and the Brokers, Landlord and Tenant shall indemnify, defend and hold the other harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorney's fees) with respect to any leasing commission, compensation or fees claimed by any broker or agent in connection with this First Amendment or its negotiation by reason of any act of Landlord or Tenant other than the Brokers.
9.    No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.
LANDLORD:
HINES VAF UB PLAZA, L.P.,
a Delaware limited partnership

By:	Hines VAF UB Plaza GP LLC,
its general partner

By:	Hines VAF UB Plaza Mezz, L.P.,
its sole member

By:	Hines VAF UB Plaza GP2 LLC,
its general partner

By:	Hines U.S. Office Value Added Fund, L.P.,
its sole member

By:	Hines U.S. Office Value Added Fund, LLC,
its general partner

By:	Hines Interests Limited Partnership,
its managing member

By:	Hines Holdings, Inc.
its general partner

By:	/s/ James C. Buie, Jr.

Name:	James C. Buie, Jr.

Title:	Executive Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

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TENANT:
UNION BANK OF CALIFORNIA, N.A.,
a national association

By:	/s/ Craig Poletti
Name: Craig Poletti
Title: Vice President

By:	/s/ Kenneth Holdway
Name: Kenneth Holdway
Title: Senior Vice President

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EXHIBIT A

DEPICTION OF 28th FLOOR EXPANSION SPACE

[Attached as immediately following page.]

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Exhibit “A”

ELEC CLOS
TELE CLOS
ELEVATOR LOBBY
SERV ELEV LOBBY
MENS
WOMENS LOUNGE
WOMENS
ELEC CLOS

FLOOR: 28